                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
VALASSIS EARNS $26 MILLION IN THE FIRST QUARTER
Meets Published Earnings Range

Livonia, MI, April 28, 2003: Valassis, (NYSE: VCI), the leading company in marketing services and Connective Media(TM), announced results for the first quarter ended March 31, 2003 in line with its published guidance. The company reported quarterly revenues of $205.0 million, up slightly from the first quarter of 2002. First-quarter net earnings were $26.0 million, or $0.50 in earnings per share (EPS), within the company's first-quarter EPS range of $0.48 to $0.54.

"While we continue to execute our plan to regain co-op free-standing insert
(FSI) market share, competitive pricing pressure for the co-op FSI has intensified," said Alan F. Schultz, Chairman, President and CEO. "We are pleased with the unit growth in all of our lines of business and we continue to make real progress toward providing integrated solutions for our customers. We are also successfully implementing our integration plan for NCH Marketing Services, and all of our acquisition expectations are being met."

Valassis will hold an investor call today to discuss the first-quarter results and outlook at 11:00 a.m. (EDT). The call-in number is (800) 218-0530. The call will also simulcast on the company's website, at www.valassis.com, and be replayed through May 12, at (800) 405-2236, pass code 515287.

FINANCIAL HIGHLIGHTS (in millions, except per share data)

------------------------------------------------------------------------
                           March 31,        March 31,          %
                             2003             2002          Change
------------------------------------------------------------------------
Total Revenues               $205.0         $203.8          +0.6%
------------------------------------------------------------------------
Net Earnings                  $26.0          $32.6          -20.1%
------------------------------------------------------------------------
Net EPS, diluted              $0.50          $0.60          -16.5%
------------------------------------------------------------------------

Mass Marketing Products - Products that provide mass reach at low cost:
Free-standing insert (FSI) revenue was down 13.2% for the first quarter to $127.7 million, due to the reduction in market share and price. Management noted that unit growth in the co-op FSI industry continued to be strong. Run of press
(ROP) revenue, generated from the brokering of advertising space on behalf of newspapers, was down 12.6% for the quarter to $7.6 million. Management reaffirms their previous 2003 ROP guidance of annual revenue growth of 10% to 15%.

Cluster Targeted Products - Products targeted around geographic and demographic clusters: Cluster targeted product revenues were up 21.2%, versus the first quarter of 2002, to $45.8 million. Solo insert revenues continue to grow due to an expanding customer base. Polybag sampling and advertising also performed well, due to a slight rebound of customer new product introductions and advertising spending, in addition to a growing customer base.

1 to 1 Products - Products and services that pinpoint individuals to build loyalty to a brand: The 1 to 1 product group is comprised of PreVision Marketing, a customer relationship marketing (CRM) agency; Valassis Relationship Marketing Systems (VRMS), promotions based on grocery frequent shopper card data; and direct mail database marketing programs. 1 to 1 revenues increased to $10.5 million, a 36.4% increase over the first quarter of 2002. This growth is attributed to positive results in the direct mail category and the consolidation of VRMS starting in July of 2002. During the first quarter, the company increased its ownership of VRMS to 100%.

International & Services - Marketing services and products available internationally: International & Services, a new product group, is comprised of NCH Marketing Services (NCH), a wholly-owned subsidiary

VCI 1Q03 Earnings
Page 2
purchased by Valassis on February 13, 2003, providing promotion information products, marketing services and coupon clearing; Valassis Canada, previously included in mass marketing FSI figures; and Promotion Watch, providing promotion security services, previously included in 1 to 1 product figures. International & Services revenues were $13.5 million for the first quarter, up from $2.4 million for the first quarter of 2002. A consolidating balance sheet for NCH has been included as part of this release.

Costs and Expenses

FSI costs (on a CPM basis) were down for the quarter due to decreases in paper costs. Interest expense remains stable at $3.3 million for the quarter. SG&A expenses were up 23.0%, to $27.3 million, due primarily to the consolidation of NCH and VRMS.

Share Repurchase/Debt Reduction

The Valassis Board of Directors reaffirmed its long-term commitment to repurchase shares of up to 75% of the company's free cash flow. Due to the purchase of NCH, share repurchase was at a minimum during the first quarter. The company's debt position, net of cash, was $190.3 million at quarter-end. The company ended the quarter with $67.9 million in cash.

Outlook

2003 guidance remains as previously announced. Management provided previous guidance that EPS is expected to be down 5% to 15% for 2003. Management provided the following quarterly projections in its Fourth Quarter 2002 release on February 20, 2003:

  Quarter          Projected EPS Range          Actual Results
     1                 $0.48 - 0.54                $0.50
     2                 $0.55 - 0.61
     3                 $0.50 - 0.56
     4                 $0.54 - 0.60


About Valassis

Valassis offers a wide range of marketing services to consumer packaged goods manufacturers, retailers, technology companies and other customers with operations in the United States, Europe, Mexico and Canada. Valassis' Connective Media(TM) portfolio includes: newspaper advertising & inserts, sampling, direct mail, 1 to 1 marketing programs, coupon clearing and consulting, and analytic services. Valassis has been listed as one of Fortune magazine's "Best Companies to Work for in America" for six consecutive years. Valassis subsidiaries and investments include Valassis Canada, PreVision Marketing(R), LLC, Coupons, Inc., Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For additional information, visit the company website at http://www.valassis.com.

Certain statements found in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from the Company's existing competitors; new competitors in any of the Company's businesses; a shift in customer preference for different promotional materials, strategies or coupon delivery methods; an unforeseen increase in the Company's paper costs; economic disruptions caused by terrorist activity, armed conflict or changes in general economic conditions; or changes which affect the businesses of our customers and lead to reduced sales promotion spending. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                               Tables to follow...

VCI 1Q03 Earnings

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Page 3

                          VALASSIS COMMUNICATIONS, INC.
                           Consolidated Balance Sheets
                                 (in thousands)

Assets                                            Mar. 31,         Dec. 31,
                                                    2003             2002
                                                 ---------         --------

Current assets:

 Cash and cash equivalents                        $ 67,906         $ 97,156
 Accounts receivable                               176,773          114,248
 Inventories                                        22,342           21,049
 Deferred income taxes                               5,005            2,223
 Other                                              13,638            7,300
                                                 ---------         --------

       Total current assets
                                                   285,664          241,976
Property, plant and equipment, at cost             218,328          188,622

 Less accumulated depreciation                    (129,834)        (121,883)
                                                 ---------         --------

 Net property, plant and equipment                  88,494           66,739

Intangible assets                                  201,548          136,319

 Less accumulated amortization                     (73,672)         (73,619)
                                                 ---------         --------

 Net intangible assets                             127,876           62,700

Equity investments and advances to investees         3,781            3,781

Deferred income taxes                                9,733            8,062

Other assets                                         4,870            2,821
                                                 ---------         --------

       Total assets                              $ 520,418         $386,079
                                                 =========         ========



                           More tables to follow . . .

VCI 1Q03 Earnings
Page 4

                          VALASSIS COMMUNICATIONS, INC.
                     Consolidated Balance Sheets, Continued
                                 (in thousands)

Liabilities and Stockholders' Deficit
                                                   Mar. 31,         Dec. 31,
                                                     2003            2002
                                                  ---------        ----------
Current liabilities:

 Accounts payable and accruals                     $204,237         $128,073
 progress billings                                   41,951           33,721
 Income taxes payable                                12,530                -
                                                  ---------        ----------

       Total current liabilities                    258,718          161,794

Long-term debt                                      258,213          257,280
Other liabilities                                     8,019              292

Stockholders' deficit:

 Common stock                                           631              630
 Additional paid-in capital                          34,369           33,869
 Retained earnings                                  313,101          287,076
 Treasury stock                                    (353,762)        (354,355)
 Accumulated other comprehensive gain/(loss)          1,129             (507)
                                                  ---------        ----------

       Total stockholders' deficit                   (4,532)         (33,287)
                                                  ---------        ----------

Total liabilities and stockholders' deficit        $520,418         $386,079
                                                  =========        ==========






                           More tables to follow . . .

VCI 1Q03 Earnings
Page 5

                          VALASSIS COMMUNICATIONS, INC.
                      Consolidated Statement of Operations
                      (in thousands, except per share data)

                                                       Quarter Ended   Quarter Ended
                                                         Mar. 31,        Mar. 31,         %
                                                           2003            2002         Change
                                                      --------------    ------------     --------
Revenue                                                $     205,045    $    203,772        +0.6%

Costs and expenses:

     Costs of products sold                                  134,501         126,816        +6.1%
     Selling, general and administrative                      27,255          22,229       +22.6%
     Loss on investments                                       -               1,031        -100%
                                                      --------------    ------------     --------
         Total costs and expenses                            161,756         150,076        +7.8%

Earnings from operations                                      43,289          53,696       -19.4%

Other expenses and income:
     Interest expense                                          3,341           3,222        +3.7%
     Other (income) and expenses *                             (902)          (1,003)      -10.1%
                                                      --------------    ------------     --------
         Total other expenses and income                      2,439            2,219        +9.9%

Earnings before income taxes                                 40,850           51,477       -20.6%

Income taxes                                                 14,825           18,900       -21.6%
                                                      --------------    ------------     --------

Net earnings                                           $     26,025     $     32,577       -20.1%
                                                      ==============    ============     ========

Net earnings per common share, diluted                 $       0.50     $       0.60       -16.5%

Weighted average shares outstanding, diluted                 52,199           54,527        -4.3%


Supplementary Data

     Amortization                                      $         54     $         53
     Depreciation                                             3,653            2,544
     Capital expenditures                                     7,249            9,488


* Other income and expenses has been reclassified from total revenues as previously presented



                           More tables to follow . . .

VCI 1Q03 Earnings
Page 6

                          VALASSIS COMMUNICATIONS, INC.
                           Consolidating Balance Sheet
                                 (in thousands)

                                                                             March 31, 2003
                                                            --------------------------------------------------
                                                              Valassis            NCH           Consolidated
Assets

Current assets:

      Cash and cash equivalents                              $   49,898        $  18,008        $    67,906
      Accounts receivable                                       103,567           73,206            176,773
      Other                                                      35,776            5,209             40,985
                                                             ----------        ---------        -----------
            Total current assets                                189,241          96,423             285,664

Property, plant and equipment, net                               70,109           18,385             88,494
Intangible assets, net                                           63,648           64,228            127,876
Investments/Other assets                                         14,384 *          4,000             18,384
                                                             ----------        ---------        -----------

      Total assets                                           $ 337,382         $ 183,036        $   520,418
                                                             ==========        =========        ===========
Liabilities and Stockholders' Deficit

Current liabilities:

      Accounts payable and accruals                          $   90,915        $ 113,322        $   204,237
      Progress billings                                          41,951                -             41,951
      Other                                                      12,530                -             12,530
                                                             ----------        ---------        -----------
            Total current liabilities                           145,396          113,322            258,718


Long-term debt                                                  258,213                -            258,213
Other liabilities                                                   245            7,774              8,019


Stockholders' deficit                                           (66,472) *        61,940             (4,532)

      Total liabilities and stockholders' deficit            $  337,382        $ 183,036        $   520,418
                                                             ==========        =========        ===========


* Amounts are net of $60.0 million investment in NCH

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